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À l’usage exclusif du ministère

Ontario Business Services	Ministère des Services aux concommateurs et aux entreprises
CERTIFICATE	CERTIFICAT
This is to certify that these articles are effective on	Ceci certifie que les présents status entrent en vigueur le

April 22 Avril, 2004

/s/ illegible signature
Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

Ontario Corporation Number
Numéro de la société en Ontario

478197

Form 3
Business
Corporations
Act

Formule 3
Loi sur les
sociétés par
actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

VITRAN CORPORATION INC.

2.	The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s’il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

3.	Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1981/04/29

(Year, Month, Day)
(année, mois, jour)

4.	Complete only if there is a change in the number of directors or the minimum / maximum number of directors.
Il faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal d’administrateurs a changé.

Number of directors is/are:	or	minimum and maximum number of director is/are:
Nombre d’administrateurs :	ou	nombres minimum et maximum d’administrateurs :
Number Nombre	or ou	minimum and maximum minimum et maximum

5.	The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :
See page 1a.

1a.

5.	The articles of the Corporation are amended as follows:

a)	to delete in their entirety the authorized but unissued Class B non-voting common shares in the capital of the Corporation and the rights, privileges, restrictions and conditions attaching thereto;

b)	to delete in their entirety the authorized but unissued First Preference Shares, issuable in series, in the capital of the Corporation and the rights, privileges, restrictions and conditions attaching thereto;

c)	to delete in their entirety the authorized but unissued Series 1 First Preference Shares, in the capital of the Corporation and the rights, privileges, restrictions and conditions attaching thereto;

d)	to redesignate the Class A voting common shares as Common Shares; and

e)	to declare that, after giving effect to the foregoing, the classes and maximum number of shares that the Corporation is authorized to issue shall be an unlimited number of Common Shares with the following rights, privileges, restrictions and conditions:

(i)	to vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii)	to receive, subject to the rights of the holders of another class of shares, any dividends declared by the Corporation; and

(iii)	to receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business
Corporations Act.
La modification a été dúment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2004/4/21

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

VITRAN CORPORATION INC.

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l’on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By/
Par :
	/s/ illegible signature	Kevin Glass, Secretary

	(Signature)	(Description of Office)
	(Signature)	(Fonction)